UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2025

LUCID DIAGNOSTICS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40901	82-5488042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LUCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 10, 2025, Lucid Diagnostics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC and BTIG, LLC, as representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), for an underwritten offering to the public of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $1.00 per share (the “Offering”).

Pursuant to the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, 25,000,000 shares of Common Stock (the “Firm Shares”) at a price of $0.9425 per share, representing an underwriting discount of $0.0575 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,750,000 shares of Common Stock (the “Option Shares,” and together with the Firm Shares, the “Shares”) at the public offering price less the underwriting discount. The Company also agreed to reimburse the Underwriters for certain expenses incurred in connection with the Offering, including its reasonable fees and expenses of legal counsel, up to $100,000. The Underwriting Agreement is subject to customary closing conditions and contains customary representations, warranties and covenants of the Company. In addition, the Company agreed to indemnify the Underwriters against certain liabilities, including for certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Canaccord Genuity LLC and BTIG LLC are acting as joint bookrunners of the Offering.

The gross proceeds of the Offering, before deducting the underwriting discount and the expenses of the Offering, will be $25,000,000 (or $28,750,000 if the Underwriters exercise their option in full). The sale of the Firm Shares is expected to close on or about September 11, 2025, subject to the customary closing conditions contained in the Underwriting Agreement.

The Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-268560), which was filed with the Securities and Exchange Commission (“SEC”) on November 25, 2022 and declared effective by the SEC on December 6, 2022, a preliminary prospectus supplement thereto, dated September 9, 2025, filed with the SEC on September 9, 2025, and a final prospectus supplement thereto, which will be filed with the SEC in accordance with Rule 424 under the Securities Act.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. The agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 7.01.	Regulation FD Disclosure.

On September 9, 2025, the Company issued a press release announcing the Offering. On September 10, 2025, the Company issued a second press release announcing that it had priced the Offering. The press releases are attached to this Current Report as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information furnished under this Item 7.01, including the exhibits related thereto, shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement.
5.1	Opinion of Graubard Miller.
23.1	Consent of Graubard Miller (including as part of Exhibit 5.1).
99.1	Press release announcing the commencement of the Offering.
99.2	Press release announcing the pricing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2025	LUCID DIAGNOSTICS INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
Chief Financial Officer

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